U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

CAPITAL FINANCIAL HOLDINGS, INC.
(Exact name of small business issuer as specified in its charter)

North Dakota	000-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1 Main Street North
Minot, North Dakota 58703
(Address of principal executive offices)

(701) 852-5292
 (Issuer's Telephone Number)

ITEM 1.01.    Entry into a Material Definitive Agreement

On November 16, 2016, the Company closed on the acquisition of a commercial office building and associated property (the “Office Building”) located at 1801 Burdick Expressway West, Minot, North Dakota from Evanmark Enterprises, LLC, pursuant to the terms of the Uniform Offer to Purchase (the “Agreement”) filed as Exhibit 10.55 to the Company’s Form 8-K filed November 3, 2016.

The contract purchase price for the Office Building was $975,000, exclusive of closing costs of $9,091, with all built-in fixtures and other furniture, fixtures and equipment in the building to remain with the property. The Company paid $509,091 at closing toward the purchase price of the Office Building with the remaining $475,000 of the purchase price financed by a commercial real estate loan from American Bank Center (the “American Bank”) in the principal amount of $675,000, $475,000 of which is being applied to the purchase price of the Office Building and $200,000 of which will be utilized for renovations to the building. The loan will carry a fixed interest rate of 4.879% per annum for five (5) years with the rate to be adjusted at the end of the five (5) year period based on the Wall Street Journal Prime interest rate plus 1.759%. The Company is responsible for all costs, including lenders fee, appraisal, title insurance, flood certification and recording fees, associated with the loan, and, as is customary with commercial real estate loans, American Bank will have a first priority mortgage on the Office Building.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.
(Registrant)

Dated: November 17, 2016	By:	/s/ John Carlson
John Carlson
Chief Executive Officer

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